  As filed with the Securities and Exchange Commission on November 30, 2000
                                                       Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                   ----------

                       CITADEL COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)

                   Nevada                                     86-0748219
       (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                  Identification Number)

               City Center West
       7201 West Lake Mead Boulevard
                  Suite 400
            Las Vegas, Nevada                                    89128
 (Address of principal executive offices)                      (Zip Code)

           Citadel Broadcasting Company 401(k) Retirement Savings Plan
                              (Full title of plan)

                               Lawrence R. Wilson
                      President and Chief Executive Officer
                                City Center West
                          7201 West Lake Mead Boulevard
                                    Suite 400
                               Las Vegas, NV 89128
                     (Name and address of agent for service)

                                 (702) 804-5200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
 Title of each class                             Proposed maximum       Proposed maximum
 of securities to be        Amount to be          offering price            aggregate             Amount of
      registered           registered (1)          per share (2)       offering price (2)   registration fee (2)
-----------------------------------------------------------------------------------------------------------------
    Common Stock
   $.001 par value        3,000,000 Shares            $10.625              $31,875,000            $8,415
------------------------------------------------------------------------------------------------------------------

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) If, as a result of stock splits, stock dividends, or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 of the Securities Act shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.

(2) Estimated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating amount of registration fee, and computed in accordance with Rule 457(c) of the Securities Act based upon the average of the high and low sales prices of the Common Stock of Citadel Communications Corporation on November 22, 2000, as reported on The Nasdaq Stock Market.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed with the Securities and Exchange Commission by Citadel Communications Corporation (the "Company" or the "registrant") and the Citadel Broadcasting Company 401(k) Retirement Savings Plan (formerly known as the Citadel Communications Corporation 401(k) Retirement Savings Plan) (the "Plan") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999; (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; (3) the Company's Amendment to Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2000; (4) the Company's Current Reports on Form 8-K filed on January 6, 2000, January 26, 2000, February 9, 2000, May 1, 2000, July 13, 2000, August 9, 2000 and October
17, 2000; (5) the description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A/A under
Section 12 of the Exchange Act, filed on June 30, 1998, as amended by the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 and any further amendment or report filed hereafter for the purpose of updating such description; and (6) the Plan's Annual Report on Form 11-K for the year ended December 31, 1999.

                  All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 78.7502 of the Nevada General Corporation Law (the "NGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  Section 78.7502 of the NGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 78.7502 of the NGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the NGCL provides that indemnification provided for by Section 78.7502 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph.

                  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law.

                  Any discretionary indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  The Company's Amended and Restated Certificate of Incorporation provides as follows:


                  To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

                  The Company's Bylaws further implement the permissive provisions of Section 78.751 of the NGCL discussed above.

                  As permitted by Section 78.037 of the NGCL, the Company's Amended and Restated Certificate of Incorporation provides as follows:

                  To the full extent permitted by the General Corporation Law of the State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders.

                  Section 78.037 currently provides that any such provision of a corporation's articles of incorporation may not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the NGCL.

                  The Company maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Certificate of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4.2 Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000).

4.3 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

23.1     Consent of KPMG LLP.

23.2     Consent of Dunbar Breitweiser & Company LLP.

23.3     Consent of Dunbar Breitweiser & Company LLP.

23.4     Consent of KPMG LLP.

23.5     Consent of Hines and Company, P.C.

23.6     Consent of KPMG LLP.

24.1 Power of Attorney (included on signature page of this registration statement).

99.1 Citadel Broadcasting Company 401(k) Retirement Savings Plan, as amended and restated to be effective as of January 1, 2001.

                  The Company hereby undertakes to submit the Plan, or cause the Plan to be submitted, to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)  to include any prospectus required
                  by Section 10(a)(3) of the Securities Act;

                                    (ii) to reflect in the prospectus any facts
                  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                                    (iii) to include any material information
                  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information of this registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished with the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Lawrence R. Wilson and Donna L. Heffner, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 30, 2000.


                                        CITADEL COMMUNICATIONS CORPORATION


                                        By:   /s/ LAWRENCE R. WILSON
                                              ----------------------
                                              Lawrence R. Wilson
                                              Chairman of the Board, Chief
                                              Executive Officer and President

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                  Title                                  Date
               ---------                                  -----                                  ----
/s/ LAWRENCE R. WILSON                           Chairman of the Board, Chief               November 30, 2000
----------------------------------------         Executive Officer and
Lawrence R. Wilson                               President (Principal Executive
                                                 Officer)


/s/ DONNA L. HEFFNER                             Vice President and Chief                   November 30, 2000
----------------------------------------         Financial Officer (Principal
Donna L. Heffner                                 Financial and Accounting Officer)


/s/ ROBERT F. FULLER                             Director                                   November 30, 2000
---------------------------------------
Robert F. Fuller

/s/ IKE KALANGIS                                 Director                                   November 30, 2000
----------------------------------------
Ike Kalangis

/s/ ROBERT G. LIGGETT, JR.                       Director                                   November 30, 2000
----------------------------------------
Robert G. Liggett, Jr.

/s/ TED L. SNIDER, SR.                           Director                                   November 30, 2000
----------------------------------------
Ted L. Snider, Sr.

/s/ JOHN E. VON SCHLEGELL                        Director                                   November 30, 2000
----------------------------------------
John E. von Schlegell

                  Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 30, 2000.

                                            CITADEL BROADCASTING COMPANY 401(k)
                                            RETIREMENT SAVINGS PLAN

                                            /s/  Donna L. Heffner
                                            -----------------------------------
                                            Donna L. Heffner

                       CITADEL COMMUNICATIONS CORPORATION

                                 EXHIBIT INDEX*

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4.2 Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000).

4.3 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

23.1     Consent of KPMG LLP.

23.2     Consent of Dunbar Breitweiser & Company LLP.

23.3     Consent of Dunbar Breitweiser & Company LLP.

23.4     Consent of KPMG LLP.

23.5     Consent of Hines and Company, P.C.

23.6     Consent of KPMG LLP.

24.1 Power of Attorney (included on signature page of this registration statement).

99.1 Citadel Broadcasting Company 401(k) Retirement Savings Plan, as amended and restated to be effective as of January 1, 2001.

----------------------
*In case of incorporation by reference to documents filed by the registrant under the Securities Exchange Act of 1934, as amended, the registrant's file number under such Act is 000-24515.